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                                                                     Exhibit 5.1

                                           July 3, 1997

The Connecticut Light and Power Company
107 Selden Street
Berlin, Connecticut 06037-1616

       Re:  The Connecticut Light and Power Company
            Registration Statement on Form S-1

Ladies and Gentlemen:

       I am Assistant General Counsel of Northeast Utilities Service Company, an affiliate of The Connecticut Light and Power Company, a Connecticut corporation (the "Company"). I have acted as counsel for the Company in connection with the proposed registration, issuance and exchange of up to $200,000,000 aggregate principal amount of First and Refunding Mortgage 7 3/4% Bonds, 1997 Series C (the "New Bonds") for any and all previously issued and outstanding First and Refunding Mortgage Bonds, 1997 Series B (the "Old Bonds") (the "Exchange Offer"). This opinion is being delivered in accordance with the requirements of the Securities and Exchange Commission in connection with the filing of the Registration Statement on Form S-1 pertaining to the New Bonds (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). I have reviewed the Registration Statement, and the exhibits thereto, relating to the New Bonds and the Exchange Offer, and the Company's Charter, as amended to the date of this opinion, and have examined or caused to be examined such other papers, documents and records, have made such examination of law and have satisfied myself as to such other matters as I deemed relevant and necessary for purposes of this opinion.

       Based on the foregoing, I am of the opinion that at such time as (i) there are in effect such appropriate orders of the Securities and Exchange Commission and the Connecticut Department of Public Utility Control, as may be necessary, (ii) a Supplemental Indenture with respect to the New Bonds, has been duly executed, delivered and recorded and (iii) the New Bonds have been duly executed, authenticated and exchanged in accordance with the Exchange Offer, the New Bonds will be legally issued and binding obligations of the Company entitled to the security provided in the Indenture.
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       I hereby consent to the use of this opinion in connection with the registration of the New Bonds under the Securities Act and to the references to me under "Legal Matters and Experts" in the prospectus included in the Registration Statement.


                                 Very truly yours,
                                 /s/ Jeffrey C. Miller
                                 Assistant General Counsel
                                 Northeast Utilities Service Company